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                                                                    EXHIBIT 99.1

                                                FOR ADDITIONAL INFORMATION:
                                                Corporate Communications, Cygnus
                                                (650) 369-4300 www.cygn.com
                                                BURNS MCCLELLAN (212) 213-0006
                                                JUSTIN JACKSON - MEDIA


FOR IMMEDIATE RELEASE

CYGNUS COMPLETES THE SALE OF ITS DRUG DELIVERY BUSINESS TO ORTHO-MCNEIL PHARMACEUTICAL

Redwood City, CA - December 15, 1999 - Cygnus, Inc. (NASDAQ: CYGN) announced today that the sale of its drug delivery business to Ortho-McNeil Pharmaceutical, Inc. was finalized upon receiving clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Cygnus announced on November 17, 1999 that it had entered into a definitive agreement to sell most of the assets of its drug delivery business to Ortho-McNeil Pharmaceutical, Inc., a Johnson & Johnson company. Ortho-McNeil will pay up to $75 million in cash, contingent on the achievement of certain milestones. Under terms of the agreement, Cygnus received $20 million in cash at closing. The remaining contingent payments relate to the achievement of certain technical, regulatory and commercialization milestones related to the EVRA-TM- (Johnson & Johnson, New Brunswick, New Jersey) transdermal contraceptive patch Cygnus was developing with the R.W. Johnson Pharmaceutical Research Institute, a Johnson & Johnson company.

"Selling the drug delivery business allows us to focus management attention and corporate resources on our glucose monitoring business. We will use the proceeds to accelerate commercialization activities for the GlucoWatch-Registered Trademark- monitor. We are currently engaged in follow-up activities for an upcoming FDA meeting and we are involved in discussions regarding a marketing collaboration," stated John C. Hodgman, Chairman, Chief Executive Officer and President of Cygnus, Inc.

Cygnus sold all of the assets of its drug delivery business to Ortho-McNeil except those relating to a nicotine patch under development and one other early-stage project. Cygnus products that were sold include certain assets related to the Nicotrol-Registered Trademark- (Pharmacia AB, Stockholm, Sweden) nicotine system that is being marketed by Pharmacia & Upjohn in Europe and by McNeil Consumer Healthcare, a Johnson & Johnson company, in the US; two hormone replacement transdermal products: a 7-day estrogen patch recently approved by the U.S. Food and Drug Administration and an estrogen/progestin combination product that completed Phase III clinical trials; and the contraceptive patch Cygnus was developing with the R.W. Johnson Pharmaceutical Research Institute.

Cygnus is engaged in the development and manufacture of diagnostic systems utilizing its proprietary technologies to satisfy unmet medical needs cost effectively. Cygnus' current efforts are primarily focused on a frequent, automatic and non-invasive glucose monitoring device (the GlucoWatch device). On December 7, 1999, the GlucoWatch monitor received a unanimous recommendation for approval with conditions by the Clinical Chemistry and Clinical Toxicology

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Devices Panel of the Medical Devices Advisory Committee of the United States
Food and Drug Administration.

This news release contains forward-looking statements regarding future events and the future performance of the Company that involve risks and uncertainties that may cause the Company's actual results to differ materially. Such factors include government approvals, commercial introduction and market acceptance of the GlucoWatch monitor. Further, there can be no assurances that the GlucoWatch monitor will be approved by the U.S. Food and Drug Administration. There also can be no assurances that, if the company receives approval from the FDA, the product could be successfully manufactured or marketed. The Company refers you to the documents the Company files from time to time with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which contain descriptions of certain factors that could cause the Company's actual results to differ from the Company's current expectations and any forward-looking statements contained in this news release.

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